Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF KANSAS
KANSAS CITY DIVISION

IN RE:	)
	)	Case No. 11-20140-11-rdb
DIGITAL SYSTEMS, INC.	)	Chapter 1
Debtor.	)
)

DISCLOSURE STATEMENT
OF
DIGITAL SYSTEMS, INC.

DATED

FEBRUARY 14, 2012

Joanne B. Stutz
Evans & Mullinix, P.A.
7225 Renner Road, Suite 200
Shawnee, KS 66217
(913) 962-8700; (913) 962-8701 (Fax)
jbs@evans-mullinix.com
Attorneys For Digital Systems, Inc.

TABLE OF CONTENTS

INTRODUCTION	1
The Disclosure Statement	1
Brief Explanation of Chapter 11	2
Voting on the Plan	3
The Confirmation Hearing	4
Confirmation	4
GENERAL BACKGROUND INFORMATION	6
History of the Debtor	6
Events Leading to the Proceedings	10
Events During the Proceedings	12
Assets and Sources for Repayment of Claims	15
Liquidation Analysis	15
Plan Confirmation Analysis	17
The Schedules: Creditors’ Claims	17
Priority Claims	17
Secured Claims	17
General Unsecured Claims	17
Executory Contracts and Leases	18
Personal Property	18
Books and Records	18
Tax Aspects of the Plan	19
Tax Consequences to the Debtor	19
Tax Consequences to the Creditors	22
Litigation	23
Management of the Reorganized Debtor	23
Information Obtained by Plan Proponent.	23
SUMMARY OF THE PLAN OF REORGANIZATION	24
General Description of the Plan of Reorganization	24
Designation of Classes of Claims and Interests	24
Impaired Classes	25
Details of the Plan	25
Unclassified Claims:	25
Administrative Claims	25
Priority Tax Claims	27
Classified Claims	28
Priority Claims	28
Secured Claims	28
Unsecured Claims Without Priority	29
Allowed Interests of the Debtor	30
Means of Execution of the Plan	30
Modification of the Plan	30
Amendment of Claims	31

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

TABLE OF EXHIBITS

A. Liquidation Analysis

B. Administrative Claims

C. Allowed Priority Tax Claims

D. Allowed Priority Wage Claims

E. Allowed Unsecured Claims

ii

I.             INTRODUCTION

A.	The Disclosure Statement

The Debtor, Digital Systems, Inc., pursuant to Section 1125 of the Bankruptcy Code, submits this Disclosure Statement to all known Creditors and holders of Claims and Interests against the Debtor for the purpose of disclosing that information which the Bankruptcy Court has determined to be material and important for Claimants to make an informed decision in exercising their right to vote on the Plan.  Confirmation of a Plan pursuant to Chapter 11 of the Bankruptcy Code depends upon the receipt of a sufficient number of votes in favor of reorganization.  Your vote, therefore, is important.

This Disclosure Statement describes various transactions contemplated under the Plan.  A copy of the Plan of Liquidation accompanies this Disclosure Statement.  Defined terms are capitalized in both the Plan and the Disclosure Statement.  [See the Plan, Definition of Terms, Article 1].

If this Disclosure Statement is accompanied by a Ballot for voting on the Plan, This Disclosure Statement Has Been Approved By The Bankruptcy Court As Containing Adequate Information To Enable Creditors To Make An Informed Judgment About The Plan.  Such Approval Does Not Constitute A Recommendation Or Endorsement Of The Plan By The Bankruptcy Court.  No Representations Concerning Debtor’s Assets And Liabilities (Including Those Relating To The Future Business Operations Or The Value Of Any Assets, Property, Creditors’ Claims Or Securities To Be Issued Under The Plan) Inconsistent With Anything Contained Herein Have Been Authorized.  Any Representations Or Inducements Made To Secure Your Vote In Favor Of Acceptance Or Rejection Of The Plan Other Than That Contained In This Disclosure Statement Should Not Be Relied Upon By You In Arriving At Your Decision.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

You are urged to study the Plan in full and to consult with your counsel about the Plan and its effect, including possible tax consequences, upon your legal rights.  Please read this Disclosure Statement carefully before voting on the Plan.

The financial information contained herein is not covered by a certified audit of independent public accountants.  For this reason the Debtor is unable to represent that the information contained in this Disclosure Statement is without inaccuracy, although reasonable efforts have been made to present the information fairly and accurately.  Additional financial information can be found in the Debtor’s Statement of Financial Affairs, Schedules of Assets and Liabilities and United States Trustee’s Reports, all of which have been filed with the Bankruptcy Court.

Except as otherwise expressly indicated herein, the portions of this Disclosure Statement describing the Debtor, its business and the Plan have been prepared from information furnished by Debtor’s management.

B.	Brief Explanation of Chapter 11

Chapter 11 is the principal reorganization chapter of the Bankruptcy Code.  Pursuant to Chapter 11, the Debtor is authorized to reorganize or liquidate its business for its benefit and for that of Creditors and Interest Holders.  Upon the filing of a petition under Chapter 11 actions by Creditors and other Claimants attempting to collect on pre-petition Claims or to foreclose upon any of the Debtor’s property are automatically stayed during the pendency of the Chapter 11 case.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

In this case the Debtor has not actively operated a business since December 20, 2010.  Rather, the Debtor has sold its assets and is attempting to collect a portion of its accounts receivable for the benefit of its creditors.  Nevertheless, pursuant to Section 1107(a) of the Bankruptcy Code, the Debtor is vested with substantially the same powers as a trustee under the Bankruptcy Code.

C.	Voting on the Plan

Formulation of a plan of reorganization is ordinarily the principal purpose of a Chapter 11 reorganization proceeding.  However, liquidation of a debtor’s assets is also permitted under Chapter 11.  The Plan is the vehicle through which Claims of the Debtor’s Creditors are satisfied.  Each Creditor entitled to vote on the Plan may cast its vote for or against the Plan by completing, dating and signing the Ballot Form which shall accompany the Plan.  The Bankruptcy Court will, by separate Order, order that Ballots and Objections to Confirmation of the Plan must be received at the offices of Joanne B. Stutz, Evans & Mullinix, P.A., 7225 Renner Road, Suite 200, Shawnee, KS 66217, no later than 5:00 p.m. on the date set forth in the Ballot and the Order which shall accompany this Disclosure Statement or be provided by separate mailing.

This Disclosure Statement is intended to assist Creditors in evaluating the Plan and in determining whether to accept the Plan.  Under The Bankruptcy Code Your Vote For Acceptance Or Rejection May Not Be Solicited Unless You Receive A Copy Of This Disclosure Statement Prior To, Or Concurrently With, Such Solicitation.  The Solicitation Of Votes On The Plan Is Governed By The Provisions Of Section 1125(b) Of The Bankruptcy Code, The Violation Of Which May Result In Sanctions By The Court, Including Disallowance Of The Solicited Vote And Loss Of The “Safe Harbor” Provisions Of Section 1125(e) Of The Bankruptcy Code.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Only the votes of Creditors in the Classes that are impaired by the Plan will be counted to determine if the Plan is accepted by Creditors.  In this case Classes 3, 4 and 5 are impaired by the Plan and, therefore, will have their votes counted.  Votes on the Plan will only be counted for those Claims that are not listed as disputed, contingent or unliquidated and for those Claims for which a proof of Claim was filed before the Bar Date, if any, providing such Claim has not been disallowed or suspended prior to computation of the vote.  The Ballot Form does not constitute a proof of Claim.

D.	The Confirmation Hearing

The Bankruptcy Court will schedule a hearing on Confirmation of the Plan to determine if the Plan has been accepted by the requisite number of Creditors and whether the other requirements necessary to Confirmation have been satisfied.  The date on which the Confirmation hearing will be conducted will be set forth in the Bankruptcy Court’s Order setting the hearing on Confirmation of the Plan, which will be provided either with the Plan or in a separate mailing.

E.	Confirmation
At the Confirmation hearing the Bankruptcy Court will determine, among other things, whether the Plan has been accepted by each impaired Class of Creditors.  Under Section 1126 of the Bankruptcy Code an impaired Class is deemed to have accepted the Plan if at least two-thirds in amount and more than one-half in number of Allowed Claims in such Class voting to accept or reject the Plan have voted in favor of acceptance.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

There are two methods by which the Plan can be confirmed: (i) the “acceptance” method, in which all Impaired Classes have voted to accept the Plan as described above; and (ii) the “non-acceptance” method, in which the Plan is not accepted by one or more of the Impaired Classes, provided the Bankruptcy Court finds that the Plan does not discriminate unfairly and is fair and equitable to such Class or Classes.  For a Plan to be confirmed under the “non- acceptance” method, it must be accepted by at least one Class of Claims or Interests which is impaired by the Plan.  The Debtor may choose to rely upon the “non-acceptance” method to seek Confirmation of the Plan if it is not accepted by all Impaired Classes of Creditors.

Section 1129(b) of the Bankruptcy Code provides that the Bankruptcy Court may confirm the Plan notwithstanding its rejection by one or more Impaired Class if the Bankruptcy Court finds that the Plan is fair and equitable with respect to each Impaired Class which does not accept the Plan.  With respect to Classes of secured Creditors, the fair and equitable test requires that a secured Creditor (i) retain its lien or liens and receive cash payments having a present value equal to its Allowed Secured Claim, (ii) receive the proceeds from the sale of its collateral or (iii) realize the indubitable equivalent of its Claim.  With respect to a Class of unsecured Claims, the fair and equitable test requires that if each Claimant in such Class does not receive property having a present value equal to the amount of such Claimant’s Allowed Claim, no junior Class can receive any property on account of such junior Claim or Interest.   If the Bankruptcy Court orders Confirmation of the Plan then, pursuant to Section 1141(d) of the Bankruptcy Code, the Debtor is discharged from all pre-Confirmation debts except as is provided in the Plan.  Confirmation makes the Plan binding upon the Debtor, all Creditors, Interest Holders and other parties-in-interest, regardless of whether they voted to accept or reject the Plan.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

II.             GENERAL BACKGROUND INFORMATION

The following is a general discussion of Digital Systems, Inc., its operations, the events that led up to the Proceedings and events occurring during the Proceedings.  The information set forth in this section is true and correct to the best of the Debtor’s knowledge, information and belief.

A.	History of the Debtor

Digital Systems, Inc., is the surviving corporate entity of a series of corporations starting with the 1998 formation of Bail Corporation, a Colorado Corporation (Bail).  The initial Articles of Incorporation were filed by Bail on or about April 8, 1998, with the Colorado Secretary of State.  Bail changed its name to Vista Exploration Corporation (Vista) on or about August 13, 2001.  On or about January 9, 2004, Vista established ICOP Acquisition Corporation, a Colorado Corporation, as a wholly owned subsidiary by filing Articles of Incorporation with the Colorado Secretary of State.

ICOP Acquisition Corporation, in exchange for shares of Vista, its parent corporation, acquired ICOP Digital, Inc., a Nevada corporation formed on or about May 24, 2002, through the filing of Articles of Merger on or about January 13, 2004.  The Articles of Merger also provided that the separate corporate existence of ICOP Acquisition Corporation would cease effective January 13, 2004, upon the filing of the Articles of Merger.  Vista Exploration Corporation continued as the sole entity, doing business as ICOP Digital, Inc., a Colorado corporation.  On or about November 12, 2004, Vista Exploration filed amendments to its Articles of Incorporation, formally changing its name to ICOP Digital, Inc.  After filing its Chapter 11 Petition, ICOP Digital, Inc. sold its assets to New ICOP, LLC and, pursuant to the terms of the purchase agreement, on the 14th day of March, 2011, changed its name to Digital Systems, Inc.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Headquartered in Lenexa, Kansas, Digital Systems, Inc. (“DSI” or “the Debtor”) was a leading global provider of mobile video solutions for the law enforcement, military and homeland security markets.  DSI’s solutions helped both the public and private sectors mitigate risks, reduce losses, and improve security through the live streaming, capture and secure management of high quality video and audio.

Law enforcement agencies in the United States and around the world have long recognized the value of gathering intelligence and documenting critical events by means of recorded video are applying video technology to many facets of police operations by equipping vehicles with video recorders, monitoring public areas, and recording bookings and other police procedures; however, they were using antiquated VHS tapes to do so.  Video recordings are an essential tool for law enforcement agencies in providing an accurate portrayal of traffic violations, citizen and officer behavior, and other events as they occur; documenting police contacts with the public; offering persuasive evidence in court; and allowing for officer performance monitoring and protecting law enforcement agents against false claims of police misconduct.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

The result is an increased likelihood of criminal prosecutions, reduction of time officers spend in court, improved training, fewer citizen complaints, reduced exposure to civil liability and enhanced officer safety, as well as the potential to improve accountability and trust between the police and the public.  Video and audio evidence collected by in-car systems has been used successfully in cases such as driving under the influence, various traffic violations, vehicular pursuits, narcotic enforcement actions, assaults-on-officer incidents and civil litigation involving law enforcement agencies.  Information collected by in-car video systems has also been used to assist agencies in identifying potential threats to homeland security.

Prior to DSI’s entry into the market, the majority of in-car police video systems relied on outdated analog technology that suffered from inferior quality video and audio, lacked dependability in extreme temperatures, experienced storage and retrieval difficulties and led to officer safety concerns.  DSI successfully exploited the market created when the law enforcement industry made the decision to transition from analog to digital technologies for in-car video.

DSI’s flagship product was designed for the rugged demands of law enforcement agencies, providing video and audio recording technology, as well as a secure chain of custody and integrity of the recorded information.  Eventually, DSI’s products were sold to law enforcement agencies in forty-nine (49) states, with Hawaii being the only exception.  DSI’s mobile video products were typically installed in the dashboard of a vehicle, affording officers a more compact and safer solution relative to its competitor’s products which require installation of parts in the trunk, under the seat or hanging overhead.  DSI’s products enabled wireless upload of recorded video to a backend server at a secure facility, where video evidence could be stored and managed using the Debtor’s software.  DSI also developed a live streaming solution, which provided real-time situational awareness to first responders, thereby optimizing law enforcement’s response in a crisis.  In response to industry demand DSI also developed a laptop model, which enabled the digital video recorder (DVR) to be installed anywhere in the vehicle.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

DSI identified three core market segments for its products:

➢	First responders, including law enforcement, homeland security and the military;
➢	Operators of critical assets, such as mobile security vehicles supporting energy and chemical sites (gas, electric power, water and nuclear power plants); and

➢	Private industry.

DSI’s goal was to be the industry leader in providing mobile video surveillance products and solutions to enhance the safety and effectiveness of first responders.  Once it had established a strong foothold in the U.S. law enforcement industry, DSI expanded its focus to other markets abroad.  Throughout its successful years of business, DSI continued to (1) improve its proven products by developing product upgrades and enhancements; (2) develop new products when market research identified important new markets; and (3) anticipated advances in digital video technologies, identifying next generation technologies to serve existing and potential new markets.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

DSI marketed its products directly to city, county, state and federal law enforcement agencies in the U.S. and abroad.  Its marketing efforts included advertising in police magazines, direct mailings to law enforcement agencies, participation in industry trade shows, conferences and seminars, providing articles for publication in leading industry magazines and releasing electronic press kits to television stations in communities where its products were already in use.

Unfortunately, the law enforcement in-car video market is highly competitive.  While DSI initially led the way and offered products that met the needs of the high-end mobile video market, its competitors were larger companies with greater financial, technical, marketing and manufacturing resources, access to preferred vendor status, an existing customer base, and more extensive distribution channels.  These competitors were also capable of responding faster to new and emerging technologies, financially stronger and able to weather long economic downturns.

B.	Events Leading to the Proceedings

Although DSI achieved tremendous market advantage with superior products and important patent awards, obtaining exclusive contracts with the US Customs and Border Security and Saudi Arabia Ministry of Interior, DSI was unable to raise the capital to acquire needed inventory to fill these orders.  Then, in 2008, Equity Bank of Wichita pulled a $3.5 million line of credit, alleging that DSI had defaulted under the loan documents because its net worth had dropped below required levels.  This news was published in the press, arming competitors with damaging information about DSI, which led to lost sales.  While DSI was able to replace this line with a factoring arrangement, it proved insufficient to regenerate the business.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Another major setback for DSI was a lawsuit filed by L-3 Communications (MobileVision) in 2008 against DSI and ten other companies in the industry, alleging patent infringement for their wireless microphone.  L-3 Communications used this pending lawsuit as a means to deter customers from doing business with DSI, stating that DSI would be unable to ship product once L-3 prevailed in its litigation.  This was extremely damaging to DSI.  Even though L-3 Communications ultimately lost in court, the damage to DSI’s business was crushing.  The extensive costs associated with defending DSI, coupled with the sales which were lost as a result of customers believing that DSI would not be able to ship wireless microphones with their systems, proved more than DSI could bear.

Other litigation compounded DSI’s problems.  Additionally, DSI was unable to secure alternative sources of capital to fund its operations and to purchase inventory needed to meet its sales demand.  Ultimately, DSI was unable to meet its December 31, 2010, payroll.  As a result, DSI’s Board of Directors voted unanimously to cease operations effective December 20, 2010.

On December 29, 2010, Roger L. Mason and Larry G. Stambaugh, independent directors of DSI, were appointed as a Special Committee of the Board of Directors, to serve pending further notice, with full authority to independently evaluate, direct and oversee DSI’s strategic, operational and financial decisions; to approve all obligations, expenditures and transactions of DSI; and to oversee the preservation and value of DSI’s business and assets.  Mr. Stambaugh resigned his position, effective January 12, 2011, leaving David C. Owen, Laura E. Owen, and Roger L. Mason as the remaining board members.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

During mid to late 2010, DSI determined that its financial condition had deteriorated to the point where it could no longer generate sufficient cash flow to maintain its operations.  It therefore ceased operations, filed these Chapter 11 proceedings on January 21, 2011, and, on the 11th day of March, 2011, closed on the sale of substantially all of its assets.  The primary basis for filing the Chapter 11 was to effectuate the sale of DSI’s assets and distribute the sale proceeds to its creditors.

DSI was also a publicly traded company.  As a result of its financial reversals, DSI’s stock has been delisted.  David Owen has acted as Chief Executive Officer during these proceedings.  He and his wife, Laura Owen, who is the President of the Debtor, hold less than five percent (5%) of DSI’s issued stock.  They have remained in place during these Proceedings to assist in the liquidation and intend to continue their efforts until the Plan is consummated.

C.	Events During the Proceedings

On January 24, 2011, the Debtor filed an Application seeking to employ the firm of Evans and Mullinix, P. A. as its bankruptcy counsel.  The Application also sought Court approval of an arrangement for payment to the attorneys providing for the full payment of the monthly billing statements with the proviso that a sum equal to 20% of the fees be held in the firm’s trust account, pending further Orders of the Court.  While the United States Trustee initially objected to this Application, the objection was overruled and the Order approving the Application and the fee arrangement was entered February 28, 2011.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

On February 25, 2011, the United States Trustee conducted a Section 341 Meeting.  At that time it was determined that an unsecured creditors’ committee would not be formed.  Therefore, this Proceeding has progressed without that additional expense.

Prior to the Petition Date, the Debtor had negotiated a sale of its assets to Safety Vision, LLC.  To facilitate the sale, Safety Vision agreed to fund the Debtor’s initial Chapter 11 costs through Closing.  Thus, on January 21, 2011, the Debtor filed two emergency motions seeking interim and final orders authorizing the Debtor to obtain post petition financing from Safety Vision and to enter into a letter of intent which would, ultimately, result in execution of an Asset Purchase Agreement.  The final Order authorizing the post petition financing was entered on February 21, 2011.

A temporary Order approving the letter of intent and the sale procedures was entered on January 24, 2011.  The Debtor then filed a motion regarding the sale of its assets, which was granted on March 7, 2011.  On March 11, 2011, the Debtor closed on the sale of its assets to New ICOP, LLC.  The purchase price for the assets, excluding accounts receivable, was $800,000.00.  However, the purchaser was entitled to a credit for the funds advanced pursuant to the post-petition financing, resulting in net proceeds to the Debtor in the amount of $593,777.53.

The Asset Purchase Agreement between the parties also provided that the existing accounts receivable would be split equally between the Debtor and New ICOP, LLC.  Those accounts are to be collected by New ICOP, LLC.  The Debtor is monitoring those collections in an attempt to maximize their value for the Creditors..

The following additional actions have been taken in this case:

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

➢
The Debtor owned a 2005 Ford Expedition, which was driven by David Owen.  On March 1, 2011, the Court approved the sale of the vehicle to Mr. Owen, who paid $11,500.00.  As there was no lien against the car, the Debtor realized the full value of this sale.

➢
The Debtor was a publicly traded company, which required it to follow reporting procedures mandated by the Security Exchange Commission (SEC).  Due to the specialized nature of these procedures, the Debtor, with the Court’s approval, employed the firm of Bryan Cave LLP as its Special Counsel to make sure the SEC reports have been properly and timely filed.

➢
The Debtor owned a piece of real property, which was subject to the mortgage lien of the Bank of Blue Valley (BOBV).  This property was not purchased by New ICOP, LLC.  Thus, the Debtor attempted to sell the property, hoping to realize some equity for the benefit of its creditors.  When it became apparent that a sale would not materialize, the Debtor entered into an agreed Order with BOBV, whereby the real property was deeded to BOBV in full satisfaction of its claim.

➢
Because New ICOP, LLC purchased the name “ICOP Digital, Inc.” the Debtor was required to change its name shortly after Closing.  Thus, on March 16, 2011, the Court entered its Order authorizing the name change to “Digital Systems, Inc.” and the Debtor has taken the appropriate steps to cause that to be noted in the Court’s records as well as with the Secretary of State in Colorado, the State of its incorporation.

➢
The sale of its assets divested the Debtor of its requirement for office and warehouse space.  Thus, the Debtor has rejected all contracts and leases and has moved into a small office, with a minimal lease payment.

➢
At the time the Debtor ceased business in December, 2010,  its employees were entitled to three (3) days of pay.  Once Closing had occurred the Debtor obtained an Order authorizing payment of the payroll to the full extent allowed by 11 U.S.C. § 507(a)(4).  The total payroll was $225,693.89, and the employer’s related tax obligations was approximately $31,939.96.

➢
In order to evaluate the claims of Creditors and make sure the Debtor’s records were in accord with those of its Creditors, at the Debtor’s request, the Court set June 20, 2011, as the Bar Date for filing Proofs of Claim.

➢
The Debtor explored the potential for a reverse merger sale of its remaining shell.  This would have generated funds for the Creditors while offering the shareholders, who number in excess of 3,000, an opportunity to recapture some of their investment.  Unfortunately, the Debtor was unable to attract anyone interested in making a reasonable offer.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

➢	The Debtor has filed objections to those Proofs of Claim which the Debtor believes are incorrect. The Debtor anticipates that a resolution of those objections should be accomplished by April, 2012.

D.	Assets and Sources for Repayment of Claims

The Debtor plans to disburse to its Administrative Claimants and Creditors the proceeds from the sale of its assets and the collection of the remaining accounts receivable.  As of December 31, 2011, the Debtor had $149,701.97 in cash and the remaining accounts receivable were estimated to be in the amount of $176,139.80.  If these are fully collected, the Debtor will receive $88,069.40.

E.	Liquidation Analysis

The Debtor believes that the Plan provides its Creditors with the greatest possible value that can be realized on their respective Claims.  If the Plan is not confirmed or consummated, the theoretical alternatives include, in addition to dismissal of the Proceedings, conversion of the case to Chapter 7 of the Bankruptcy Code, or the filing of an alternative plan of liquidation.  After studying these alternatives the Debtor believes that this Plan is the best alternative and will maximize recoveries by holders of Claims.

If no Plan is confirmed the Debtor’s Chapter 11 proceedings may be converted to a case under Chapter 7 of the Bankruptcy Code.  A trustee would then be appointed to complete collection of the accounts receivable and distribute the cash to Creditors in accordance with the priorities established by the Bankruptcy Code.  The Debtor believes that liquidation under Chapter 7 would result in smaller distributions to Creditors because of various factors, including: (a) additional administrative expenses resulting from the appointment of a trustee, attorneys and other professionals to assist the trustee; (b) payment of Chapter 11 Administrative expenses; (c) additional federal and state income taxes, which would be entitled to priority payment; and (d) additional expenses and claims generated during the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of the Debtor’s operations.  These expenses, which are paid before distributions are made to unsecured Creditors, include additional expenses which do not ordinarily exist in a Chapter 11 Proceeding.  Attached to this Disclosure Statement as Exhibit A is a Liquidation Analysis in which the Debtor provides greater detail of this analysis.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

In a Chapter 7, the following would occur:

1. Any remaining unliquidated assets of the Debtor would be converted into cash.  In this case, there are no such assets.

2. Creditors with valid, non-avoidable liens against those assets would be paid from the net sale proceeds or the value of the surrendered assets in the amounts of their respective Claims, not to exceed in any instance the amount of the Creditor’s interest in the property in which it has a security interest.  In this case, there are no such creditors.

3. Debts incurred, if any, during the Chapter 11 Proceedings, would be paid.

4. Costs of the Chapter 7 administration would be paid.

5. Priority Creditors would be paid all available funds on a Pro Rata basis up to the amounts of their respective Claims.

6. The balance, if any, would be paid to unsecured Creditors.

The Debtor has proposed its Plan as the most practical means of providing a reasonable and expeditious distribution to the Creditors.  The aggregate distribution to the Impaired Class of unsecured Creditors will be greater than the distributions which Creditors might receive under a Chapter 7 proceeding, where the Chapter 7 expenses will reduce the funds available to satisfy unsecured debt.  The Debtor believes confirmation and consummation of the Plan is preferable to the Chapter 7 alternative, which offers no benefit to Creditors.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

F.	Plan Confirmation Analysis
Upon confirmation of the Plan, payments will be paid to administrative expense Claimants and Creditors, as outlined herein in the Section entitled Summary of Plan.

G.	The Schedules: Creditors’ Claims

(Any Statements Regarding Projected Amounts Of Claims Are Estimates Of The Debtor Based On Currently Available Information And Are Not A Representation That Such Amounts Will Ultimately Prove Correct).

The Schedules filed by the Debtor on January 21, 2011, and amended on February 16, 2011, reflect the assets and liabilities of the Debtor as of the Petition Date.  The following provides a summary of the information contained in the Debtor’s Schedules.  Reference should be made to the Schedules for greater detail regarding the individual Creditors.

Priority Claims.  The Debtor scheduled fifty-three (53) priority Creditors, holding claims for unpaid taxes as well as unpaid payroll..

Secured Claims.  The Debtor scheduled two (2) secured Creditors, one of whom was a receivables factor and the other was the Bank of Blue Valley.

General Unsecured Claims.  Claims of the unsecured Creditors were scheduled in the approximate amount of $1,847,759.00.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Executory Contracts and Leases.  The Debtor had two (2) unexpired leases as of the date of filing.

H.	Personal Property
As of the Petition Date, the Debtor owned one (1) tract of real property and the following personal property, which is scheduled in the aggregate:

1.	Cash: $ 26,972.00
2.	Security Deposits: $ 17,500.00
3.	Accounts Receivable: $287,446.64
4.	Vehicles: $ 39,075.00
5.	FF&E: $ 99,297.41

Further detail regarding the Scheduled Claims and any Administrative Claims incurred during the Chapter 11 Proceedings may be found in the Debtor’s court files which are available for inspection at the Bankruptcy Court or at the offices of the Debtor’s counsel.  All Scheduled Assets have been sold or are currently being collected and all Secured Creditors have been paid in full, either through the initial Debtor-in-Possession financing or through surrender of the collateral.

I.	Books and Records

During the two years immediately preceding the filing of the Petition, none of the Debtor’s books and records relating to the affairs of the business have been destroyed, lost or disposed of, to the best knowledge of the Debtor’s management.  The Debtor has been responsible for the preparation of monthly financial reports filed in these Proceedings and the Debtor has filed complete federal and state income tax returns through calendar year end 2010.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

J.	Tax Aspects of the Plan

It is impractical to comment on all aspects of federal, state and local tax laws which may affect the Debtor, Creditors or Interest holders.  The following discussion is merely a summary of some of the general income tax principles applicable to the Debtor and does not purport to be a complete analysis or listing of all potential tax issues or risks.  There are a number of tax issues to which there are no definite answers under existing law or for which answers are determined by actual facts.  Moreover, because of changes and factual circumstances affecting the Debtor and changes in legislation or statutory interpretation, other tax risks or issues may arise in the future which are unforeseen at the present time.

In View Of The Complexities Of The Tax Laws, Interest Holders And Creditors Are Encouraged To Consult Their Own Advisors With Respect To Tax Issues Affecting Them And The Debtor.  This Summary Discussion Is Not Intended As A Substitute For Careful Tax Analysis By Each Interest Holder Or Creditor.  The Tax Consequences To Individual Creditors And Interest Holders May Vary.

1.	Tax Consequences to the Debtor

The Debtor is an C corporation.  Due to the extent of the NOL’s, the Debtor does not believe that the sale of its assets will result in any tax consequences to the Debtor.   The Debtor does not know what effect this Plan may have on its principals and therefore, makes no representations concerning that.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

General

The corporation in bankruptcy is treated as a continuation of the pre-bankruptcy entity.  There is generally little or no differentiation between pre and post bankruptcy earnings and losses.  The debtor continues to operate in essentially the same manner as it did prior to bankruptcy for tax purposes and continues to file all tax returns during the pendency of the bankruptcy.  Post petition income taxes are generally administrative expenses.

The bankruptcy filing will cause no direct impact on the shareholders of the Debtor as the Debtor is a “C” corporation.  No taxable event will occur until stock is disposed of or becomes worthless.  At such time, the difference between the stockholders’ basis in the stock and any proceeds received would create taxable gain or loss.  The effect of the proposed Plan on Creditors is less certain and depends upon the specific modification proposed regarding each Creditor’s debt and manner in which the Creditors have previously accounted for such debt.  Accordingly, each Creditor must individually analyze the impact of the proposed Plan on its debt.

Net Operating Losses (NOL)

As the Debtor has incurred significant tax losses for prior tax years, the net operating losses may be carried back three (3) years and carried forward fifteen (15) years.  The amount of the tax loss that could be carried back or carried forward is analyzed by the Debtor ‘s accountant as returns are prepared.  Management does not foresee any prospect that the transactions which have occurred during the wind down of the Debtor’s business would result in any tax obligations.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Cancellation of Debt (COD)

COD income is generally defined as the excess of the adjusted issue price of the outstanding debt over the amount paid to repurchase such debt.  The Internal Revenue Code (I.R.C.) Section 108 sets forth the rules involving COD income.  Under I.R.C. § 108 COD income is excluded from gross income to the extent that a taxpayer is insolvent before and after the COD, or it is excluded in full without regard to insolvency if the taxpayer Debtor is in Chapter 11.  Under the Plan all unsecured Creditors will share Pro Rata in any funds remaining after payment to the priority, Secured and other senior Classes of Creditors.  The unsecured Creditors, in accordance with the Plan, are owed approximately $1,812,871.71; however, this amount is subject to change based on the results of the objections to Claims.  Any amount that is not received by the unsecured Creditors constitutes COD income which may be excluded from taxation under I.R.C. § 108.

Debt Restructuring

Restructuring of debt, even if the face amount of the debt is unchanged, may also create COD income, depending on the nature and extent of modifications.  If the modifications of debt are sufficiently material in the aggregate under IRS promulgations and case law, then the old debt instruments will be deemed to be exchanged for new instruments, creating a taxable event.  It does not currently appear that the Debtor has any such instruments that would require a restructuring or modification.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Attribute Reduction

The price for exclusion of COD income is the reduction of tax attributes.  Under I.R.C. Section 108(b) tax attributes, to the extent of excluding COD income, are reduced in the following order:

(i)	Net operating losses for the current taxable year and the Debtor’s NOL carryovers on a dollar for dollar basis;
(ii)	Business tax credits (multiplied by three to create a loss equivalency);
(iii)	Minimum tax credits;
(iv)	Capital loss carryovers;
(v)	Basis reduction for real and personal property;
(vi)	Passive activity loss and credit carryovers; and
(vii)	Foreign tax carryovers.

Thus the projected net operating losses may be reduced by projected COD income, but the exact amount of this attribute reduction cannot be determined until the tax returns are completed and the amount of cancellation of debt income becomes more crystallized.

2.	Tax Consequences to the Creditors
Both secured and unsecured Creditors may be either required to recognize income or allowed a deduction as a result of the implementation of the Plan.  The exact tax treatment depends on each Creditor’s method of accounting, the nature of each Creditor’s Claim, the property being received and exchanged for such Claim, if any, and whether and to what extent such Creditor has taken a bad debt deduction in prior taxable years with respect to a particular debt owed to it by the Debtor.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Each Holder Of A Claim, Whether Secured Or Unsecured, Is Urged To Consult With Its Tax Advisors Regarding The Particular Tax Consequences Of The Treatment Of Its Claim Under This Plan.

K.	Litigation

At the time the Debtor filed its Chapter 11 Proceedings, it had only one pending case, a collection matter brought by one of its sales representatives.  Upon confirmation of the Plan the Plaintiff, Damian Gilsenan, shall be required to dismiss the suit with prejudice.  The Debtor has determined that it holds no causes of action against third parties.

L.	Management of the Reorganized Debtor

Because the Debtor has proposed a Liquidating Plan, the Debtor will not require the services of any employees on a full time and permanent basis.  David and Laura Owen provided their services during this Chapter 11 and David Owen will continue to do so until all efforts to collect accounts receivable have been exhausted and the collected funds disbursed to creditors.  Mr. Owen has agreed to provide his services at the rate of $2,000.00 per month.

M.	Information Obtained by Plan Proponent

The Plan Proponent compiled this Disclosure Statement in reliance on its personal knowledge of the Debtor and after reviewing the court file, the monthly financial reports, the audited and unaudited financial reports, the appraisals of the assets, if any, and other related documents available to all Creditors and parties in interest.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

III.             SUMMARY OF THE PLAN OF REORGANIZATION

A.	General Description of the Plan of Reorganization

The Plan results in the liquidation of all of the Debtor’s assets.  The Debtor believes the Plan offers the best and most appropriate opportunity for the Creditors to realize the maximum value of their Claims.  The following description of the Plan is intended as a summary only and each Creditor should refer to the Plan for details concerning the treatment of Claims.  The Plan provides, in general, that after payment of Allowed Administrative Expense Claims and Allowed Priority Tax Claims, the net proceeds realized from the collection of the Debtor’s assets shall be disbursed to the Debtor’s Unsecured Creditors.

B.	Designation of Classes of Claims and Interests

All Claims and Interests against the Debtor of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from transactions of the Debtor or rejection of executory contracts and/or unexpired leases and all Interests arising from the ownership of the Debtor, whether resulting in an Allowed Claim or not, shall be bound by the provisions of the Plan.  Classification of Claims against and Interests in the Debtor, with the exception of Administrative Claims and Priority Tax Claims which are unclassified pursuant to 11 U.S.C. § 1123(a)(1), shall be classified as follows:

Class 1:	Allowed Priority Wage Claims in the Amount of $11,725.00 or Less.
Class 2:	Secured Claim of First Growth Capital.
Class 3:	Secured Claim of the Bank of Blue Valley.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Class 4:	Allowed Unsecured Claims Without Priority.
Class 5:	The Allowed Equity Interests of the Debtor.

Impaired Classes:  Classes 3, 4 and 5 are impaired by this Plan.

C.	Details of the Plan
For further detail concerning the treatment of the Classes identified herein and the means of execution of the Plan, Creditors are urged to review the Plan of Reorganization, filed simultaneously herewith, in its entirety.

Unclassified Claims:

In accordance with 11 U.S.C. § 1123(a)(1) Administrative Claims and Allowed Priority Tax Claims of the kinds specified in Sections 507(a)(1), 507(a)(7) and 507(b) of the Bankruptcy Code, respectively, have not been classified in the Plan and are excluded from the Classes discussed in the Disclosure Statement.  Such unclassified Claims will be treated as described below.

Administrative Claims. Subject to the provisions contained in the Plan and as described in this subsection, each holder of an Allowed Claim for administrative costs and expenses of the kind specified in Sections 507(a)(1) or 507(b) of the Bankruptcy Code, shall receive, on account of and in full satisfaction of such Allowed Claim, cash equal to the amount of such Allowed Claim, unless the holder agrees to a less favorable treatment of such Claim.  Without limiting the foregoing, all unpaid fees payable under 28 U.S.C. § 1930 shall be paid on the Effective Date or as soon thereafter as is practicable.  All Allowed Claims for administrative costs and expenses shall be paid by the Reorganized Debtor.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

The Bankruptcy Code provides for two types of Administrative Claims.  The first consists of Administrative Claims incurred by the Debtor in the ordinary course of its affairs since the Petition Date, including taxes and ordinary business expenses.  Payment on these Administrative Claims will not be made until such payment otherwise would have become due in the ordinary course of the Debtor’s business or under the terms governing the Claim in the absence of these Proceedings.

The second type of Administrative Claim consists of fees and expenses as allowed by Order of the Bankruptcy Court (i) for the services of Professionals employed by the Debtor and (ii) for expenses incurred by other parties in interest making a “substantial contribution” in the Proceedings.  The Debtor is not presently aware of the extent, if any, to which any party in interest will seek reimbursement for expenses in making a “substantial contribution” in the Proceedings.  Neither does the Debtor believe any such request will be made.

Under the Plan all applications for final compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Proceedings) and all other requests for payment of administrative costs and expenses incurred before the Effective Date under §§ 507(a)(1) or 507(b) of the Bankruptcy Code (except for Claims for trade debt incurred in the ordinary course of business and Claims under 28 U.S.C. § 1930) shall be filed no later than thirty days after the Effective Date, unless such date is extended by the Bankruptcy Court and on notice to the Reorganized Debtor.  Any such Claim that is not filed within this deadline shall be forever barred and any holders of Administrative Claims who are required to file a request for payment of such Claims and who do not file such request by the applicable deadline shall be forever barred from asserting such Claims against the Debtor, the Reorganized Debtor or any of its property.  Any professional fees or reimbursement of expenses incurred subsequent to the Effective Date by the Reorganized Debtor may be paid by such Reorganized Debtor without application to the Bankruptcy Court.  Any dispute regarding the payment of such post-Effective Date professional fees and expenses incurred by the Reorganized Debtor that relate to this Reorganization Case or this Plan shall be determined by the Bankruptcy Court.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

The Debtor anticipates that pre-and post Confirmation Administrative Claims will approximate $62,000.00.  The Debtor shall reserve sufficient funds to pay these Claims, in the amounts and on the terms set forth in Exhibit B.

Priority Tax Claims.  The Allowed Priority Tax Claims consist of the tax Claims in the amounts set forth in Exhibit C to this Disclosure Statement.  On the Effective Date or as soon thereafter as practicable, the Claims identified in Exhibit C will be paid in full and in the amounts provided in Exhibit C from the funds on hand, after all objections to Claims have been finally resolved and after reserving the funds necessary to pay the Administrative Claims.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Classified Claims

Priority Claims.

Class 1 consists of the priority portion of the Allowed Priority Wage Claims for three days of unpaid salaries.  The Class 1 Claims have been paid in full in accordance with the Court Order entered on May 27, 2011.  Therefore, to the extent of their Priority Wage Claims, shall receive nothing under the Plan.  The amount of any claim for unpaid wages in excess of $11,725.00 shall be paid as a Class 4 general Unsecured Claim.  Exhibit D to this Plan identifies the Priority Wage Claims which were paid pursuant to the Court Order, the amounts paid to each Claimant and the amount of any Unsecured Claim.  Class 1 is unimpaired under the Plan.

Secured Claims

Class 2 consists of the Secured Claim of First Growth Capital.  The Class 2 Claim was secured by the Debtor’s accounts receivable.  Upon the sale of the Debtor’s assets, this Creditor’s Claim was paid in full and its lien in the Debtor’s assets was released.  Therefore, the Class 2 Creditor shall receive nothing under the Plan.  Class 2 is unimpaired under the Plan.

Class 3 consists of the Secured Claim of the Bank of Blue Valley.  This Creditor's Claim was secured by real property owned by the Debtor on the Petition Date.  The real property has been surrendered to the Class 3 Creditor in full satisfaction of its Claim.  Therefore, the Class 3 Creditor shall receive nothing under the Plan.  Class 3 is impaired under the Plan.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Unsecured Claims Without Priority.

Class 4 consists of the Allowed Unsecured Claims without Priority.  The Class 4 Creditors shall share Pro Rata in the funds remaining after payment of the Classes 1 through 3 Creditors.  The Debtor anticipates that the Class 4 Creditors shall receive from the funds on hand an initial dividend of approximately three percent (3%) of their Claims.  This amount shall be determined by the results of the objections to Proofs of Claim filed by the State taxing authorities and by other unsecured Creditors.  The initial payment to the Class 4 Creditors shall not be made until all objections to Proofs of Claim have been resolved.

The Class 4 Creditors may receive an additional dividend if the remaining accounts receivable are collected.  In that event and once all accounts receivable have been collected, distributions to the Class 4 Creditors shall be made, net of any sums due the Debtor or its attorneys for the costs of collecting the accounts receivable and disbursing them to the Class 4 Creditors.

Attached hereto as Exhibit E is a Claims analysis, setting forth the Claims of the Class 4 Creditors, the amounts on which payments may be calculated and the estimated Plan dividend.  The total Claims to be paid under this Plan are, subject to recalculation based on the outcome of objections to Proofs of Claim, estimated to be $1,842,871.71.  Class 4 is impaired under the Plan

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

Allowed Interests of the Debtor.

Class 5 consists of the shareholder Interests in the Debtor.  The Debtor was a publicly traded entity, whose stock has been delisted.  As this is a Plan of Liquidation, the Class 5 Creditors shall receive nothing under the Plan.  Class 5 is impaired under the Plan.

D.	Means of Execution of the Plan

The Debtor has converted substantially all of its assets to cash.  The Debtor still owns a minimal amount of office furniture and file cabinets.  The Debtor has investigated the potential to sell this property but has discovered that there is no market.  Therefore, the remaining property shall be donated to charity.  Payments to the Creditors shall be made from the funds on hand and any accounts receivable which may be collected. The Debtor anticipates that initial disbursements to holders of Allowed Priority Tax Claims and the Class 1 Creditor shall be made shortly after the Effective Date.

E.	Modification of the Plan

The Debtor may propose amendments or modifications to the Plan at any time prior to the Confirmation Date with leave of the Bankruptcy Court.  After the Confirmation Date parties-in-interest, including the Debtor, may, with Bankruptcy Court approval and so long as it does not materially or adversely affect the interests of Creditors, remedy any defect or omission or reconcile any inconsistencies in the Plan or in the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.

In the United States Bankruptcy Court
District of Kansas, Kansas City  Division
In re:  Digital Systems, Inc.
Case No.:  11-20014-11-rdb
Disclosure Statement Dated February 14, 2012

F.	Amendment of Claims

Claimants shall not be permitted to amend or otherwise modify any Claim after the Confirmation Date without leave of the Bankruptcy Court, unless the Claimant has specifically reserved a right to amend its Claim.

This Disclosure Statement is dated the 14th day of February, 2012, and is hereby approved by the undersigned.

DIGITAL SYSTEMS, INC.

/s/ David C. Owen
By: David C. Owen
Its Chairman/CEO

Submitted by:

Evans & Mullinix, P.A.

/s/ Joanne B. Stutz
Joanne B. Stutz, Ks #12365; Mo #30820
7225 Renner Road, Suite 200
Shawnee, KS  66217
(913) 962-8700; (913) 962-8701 (Fax)
jbs@evans-mullinix.com
Attorneys For Digital Systems, Inc.